                                                                    EXHIBIT 10.3

                             STOCKHOLDER AGREEMENT

     This Stockholder Agreement (this "Agreement") is entered into this _____ day of ____________, 1997, by and between McMoRan Oil & Gas Co., a Delaware corporation ("MOXY"), and Freeport-McMoRan Resource Partners, Limited Partnership, a Delaware limited partnership ("FRP").

                                R E C I T A L S

     WHEREAS, MOXY has filed a Registration Statement with the SEC relating to the Rights Offering;

     WHEREAS, pursuant to the Standby Purchase Agreement, FRP has agreed to purchase at the Rights Offering subscription price all shares of Common Stock offered in the Rights Offering that are not purchased by holders of the Rights, and MOXY has agreed that if, pursuant to its subscription rights and its standby commitment, FRP has not acquired 30% of the Common Stock outstanding upon completion of the Rights Offering, FRP will have the option to acquire at the subscription price such additional shares of Common Stock in an amount not in excess of the number of shares as would be necessary to provide it with up to 30% of MOXY's outstanding Common Stock after giving effect to such acquisition;

     WHEREAS, MOXY and FRP are entering into this Agreement to establish certain corporate governance arrangements to take effect after the date hereof as well as certain matters relating to FRP's registration rights with respect to the Registrable Securities; and

     WHEREAS, MOXY and FRP believe that these arrangements will be in the best interests of MOXY and all of its stockholders.

     NOW, THEREFORE, in consideration of the premises and the covenants and agreements herein contained, the parties hereto agree as follows:

     1. Defined Terms. The following capitalized terms when used in this Agreement shall have the following meanings:

          "Affiliate" or "Associate" shall have the respective meanings assigned thereto in Rule 405 as presently promulgated under the Securities Act of 1933.

          "Beneficial Owner" means beneficial ownership calculated in accordance with Rules 13d-3 and 13d-5 under the Exchange Act.

          "Board of Directors"  means the board of directors of MOXY.

          "By-laws" means the By-laws of MOXY.

          "Certificate of Incorporation" means the Amended and Restated Certificate of Incorporation of MOXY.

          "Common Stock" means the shares of common stock, $.01 par value per share, of MOXY.

          "Demand Registration" means a Demand Registration as defined in
Section 4(a) hereof.

          "Director" means any member of the Board of Directors.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "FRP Designee" has the meaning set forth in Section 2(b) hereof.

          "FRP Percentage" means, at any time, a fraction, expressed as a percentage, (a) the numerator of which is the number of outstanding shares of Common Stock owned by FRP at such time, and (b) the denominator of which is the total number of outstanding shares of Common Stock at such time.

          "Independent Committee" has the meaning set forth in Section 2(i) hereof.

          "Independent Director" means, at any time, any member of the Board of Directors who both (a) would qualify as an "independent director" within the meaning given to such term under the rules of the New York Stock Exchange and
(b) is not an Affiliate or Associate of FRP, other than solely as a result of being a director of MOXY.

          "Master Agreement" means the Master Agreement dated as of July 14, 1997 between MOXY and FRP.

          "Material Transaction" means (a) any sale, lease, transfer or other disposition by MOXY of any of its properties or assets to, (b) any purchase of property or assets by MOXY from, (c) any investment by MOXY in, (d) any agreement by MOXY with or for the benefit of, or (e) any other transaction between MOXY and one or more of its Affiliates (other than a wholly-owned subsidiary of MOXY) that involves aggregate payments in excess of $5 million and is not in effect on the date hereof or contemplated by the Master Agreement.

          "Participation Agreement" means the Participation Agreement, including all exhibits thereto, substantially in the form of Exhibit "B" to the Master Agreement.

          "Person" means any person, firm, corporation, partnership, limited liability partnership or company, trust or other association or organization of any kind.

          "Piggyback Registration" means a Piggyback Registration as defined in
Section 4(b) hereof.

          "Registrable Securities" means all shares of Common Stock owned by FRP.

          "Registration Statement" means the registration statement on Form S-3, including any amendments or supplements thereto, to be filed by MOXY with the SEC relating to the Rights Offering.

          "Rights" means transferable subscription rights to purchase shares of Common Stock that will be distributed by MOXY in the Rights Offering to the holders of the Common Stock pursuant to the terms set forth in the Registration Statement.

          "Rights Offering" means the distribution to the holders of the Common Stock of the Rights pursuant to the terms set forth in the Registration Statement.

          "SEC" means the Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Standby Purchase Agreement" means the Standby Purchase Agreement dated as of July 14, 1997 between MOXY and FRP.

          "Stockholder Rights Plan" means the Rights Agreement dated as of May 19, 1994, as amended to the date hereof, between MOXY and Mellon Securities Trust Company, as Rights Agent.

          "Underwriter" means a securities dealer who purchases any Registrable Securities as principal and not as part of such dealer's market-making activities.

     2.   Composition of Board of Directors

          (a) Number of Directors. Subject to the terms of this Agreement and the Certificate of Incorporation and the By-laws, MOXY and FRP agree that the Board of Directors shall consist of such number of Directors as may be fixed from time to time by a majority of the Directors then in office, giving effect to the provisions of this Agreement.

          (b) Number of FRP Designees. As long as FRP shall be the Beneficial Owner of at least 10% but less than a majority of the outstanding Common Stock, FRP shall be entitled to designate by written notice to MOXY from time to time that number of Directors (each an "FRP Designee") equal to the nearest whole number obtained by multiplying the FRP Percentage by the number of Directors that are to serve on the Board of Directors after giving effect to the election of the FRP Designees and the Independent Directors required pursuant to Section 2(i). Upon receipt of a written request of FRP to exercise its rights under this
Section 2(b), MOXY shall create that
number of vacancies on the Board of Directors as determined in accordance with the preceding sentence either by (i) an increase in the number of Directors in accordance with the terms of the Certificate of Incorporation and the By-laws,
(ii) Director resignations or (iii) a combination thereof.

          (c) Election of FRP Designees. The Board of Directors shall elect FRP Designees as soon as practicable following receipt of a notice from FRP in accordance with Section 2(b) to fill the vacancies on the Board of Directors created in accordance with the last sentence of Section 2(b), to serve from the time when they are elected until their successors are elected and qualified. Each of the FRP Designees shall be elected to a different class of the Board of Directors as provided by the Certificate of Incorporation and the By-laws, unless the Board of Directors elects more than three FRP Designees, in which case the FRP Designees shall be elected to different classes as proportionally as practicable.

          (d) Nomination and Election of Subsequent FRP Designees. The Board of Directors (or any committee of the Board of Directors that nominates Directors) shall, in connection with each meeting of stockholders of MOXY at which the term of any FRP Designee expires (if FRP shall then have the right to designate Directors), nominate for election as a Director, in accordance with MOXY's procedures for nomination of Directors as provided for in its By-laws, one or more FRP Designees designated in accordance with Section 2(b) to stand for election for the next succeeding term, and shall vote all management proxies in favor of such nominees, except for such proxies that specifically indicate to the contrary. MOXY shall recommend that its stockholders vote in favor of such nominees, and shall use reasonable efforts to solicit from its stockholders proxies voted in favor of such nominees.

          (e) FRP Designee Replacements. If any FRP Designee shall decline or be unable to serve for any reason, or if such FRP Designee resigns or is removed (other than in the case of a resignation pursuant to Section 2(d) hereof), the Board of Directors shall promptly upon the request of FRP nominate or elect, as the case may be, a new FRP Designee to replace such resigned or removed FRP Designee.

          (f) Voting. As long as FRP shall be the Beneficial Owner of at least 10% of the Common Stock, at each meeting of stockholders of MOXY, FRP shall vote the shares of Common Stock held by FRP for the nominees recommended by the Board of Directors.

          (g) Resignation of FRP Designees. At such time as FRP shall become the Beneficial Owner of less than 10% of the outstanding Common Stock, FRP shall, at the request of MOXY, use its best efforts to cause any FRP Designees then serving as Directors to resign from the Board of Directors.

          (h) Information Regarding FRP Designees. FRP shall use its best efforts to cause each FRP Designee to promptly provide to MOXY, as MOXY may from time to time reasonably request, information regarding such FRP Designee for inclusion in any form, report, schedules, registration statement, definitive proxy statement or other documents required to be filed by MOXY with the SEC.

          (i) Independent Committee. Within six months after the date hereof, MOXY shall create two vacancies on the Board of Directors either by (i) an increase in the number of Directors in accordance with the terms of the Certificate of Incorporation and the By-laws, (ii) Director resignations or
(iii) a combination thereof and shall designate, and the Board of Directors shall elect at least two Independent Directors to the Board of Directors. The Board of Directors shall, in connection with each meeting of stockholders of MOXY at which the term of any Independent Director expires, select one or more individuals who would qualify for membership on the Independent Committee to stand for election for the next succeeding term. If any Independent Director shall decline or be unable to serve for any reason, or if such Independent Director resigns, the Board of Directors shall promptly nominate or elect, as the case may be, a new Independent Director to replace such resigned Independent Director. The Independent Directors shall constitute the Independent Committee of the Board of Directors (the "Independent Committee"). The affirmative vote of a majority of the Independent Directors shall be the act of the Independent Committee.

     3.   Approval by Independent Committee.

          (a) Actions by MOXY. After the Independent Committee has been elected in accordance with Section 2(i), for as long as FRP shall be the Beneficial Owner of 10% or more of the outstanding Common Stock, subject to the Certificate of Incorporation and applicable law, MOXY shall not take any of the following actions without the approval of the Independent Committee:

               (i) repurchase any outstanding shares of Common Stock;

               (ii) enter into any Material Transaction;

               (iii) enter into any "Rule 13e-3 transaction" within the meaning of Rule 13e-3 under the Exchange Act;

               (iv) amend, modify or grant any waiver under the Stockholder Rights Plan, the Participation Agreement or this Agreement; or

               (v) in connection with any merger or business combination involving MOXY and a third party, treat FRP and the other holders of Common Stock on other than equivalent terms.

          (b) Actions by FRP. For as long as FRP shall be the Beneficial Owner of more than 10% of the outstanding Common Stock, except as specifically approved by the Independent Committee, neither FRP nor any of FRP's Affiliates shall, directly or indirectly, (i) by purchase or otherwise, acquire, agree to acquire or offer to acquire beneficial ownership of any additional shares of Common Stock (other than through open-market purchases that do not constitute a "Rule 13e-3 transaction" within the meaning of Rule 13e-3 under the Exchange
Act), or (ii) enter into, propose to enter into, solicit or support any merger or business combination or similar transaction involving

FRP or any of its Affiliates and MOXY. In considering whether any of the foregoing transactions would be in the best interests of and fair to the holders of Common Stock other than FRP and its Affiliates, the Independent Committee shall consider the value of MOXY as a whole without any reduction related to the size of FRP's ownership interest in MOXY.

     4.   Registration Rights.

          (a) Demand Registration. (i) FRP may at any time and from time to time make a written request for registration under the Securities Act of not less than 10% of the outstanding Common Stock (a "Demand Registration"); provided that MOXY shall not be obligated to effect more than one Demand Registration in any 12-month period or more than an aggregate of three Demand Registrations pursuant to this Section 4(a). Such request will specify the number of shares of Registrable Securities proposed to be sold and will also specify the intended method of disposition thereof. A registration will not count as a Demand Registration until it has become effective; provided, however, that a Demand Registration that is either withdrawn or not declared effective at FRP's request shall count as a Demand Registration unless FRP also bears all of the expenses specified in Section 4(e) hereof (as being payable by MOXY) with respect to such Demand Registration.

              (ii) If FRP so elects, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering. FRP shall select the managing Underwriters and any additional investment bankers and managers to be used in connection with the offering; provided that such managing Underwriters and additional investment bankers must be reasonably satisfactory to MOXY.

          (b) Piggyback Registration. If MOXY proposes to file a registration statement under the Securities Act with respect to an offering of Common Stock
(i) for MOXY's own account (other than a registration statement on Form S-4 or S-8 (or any substitute form that may be adopted by the SEC)) or (ii) for the account of any of its holders of Common Stock (other than FRP), then MOXY shall give written notice of such proposed filing to FRP as soon as practicable (but in no event less than 10 days before the anticipated filing date), and such notice shall offer FRP the opportunity to register such number of shares of Registrable Securities as FRP may request on the same terms and conditions as MOXY's or such holder's Common Stock (a "Piggyback Registration").

          (c) Reduction of Offering. Notwithstanding anything contained herein, if the managing Underwriter of an offering described in Section 4(b) delivers a written opinion to MOXY that the size of the offering that FRP, MOXY and any other Persons whose securities are included in such offering intend to make are such that the success of the offering would be materially and adversely affected, then the amount of Registrable Securities to be offered for the account of FRP and any other Person shall be reduced to the extent necessary to reduce the total amount of common stock to be included in such offering to the amount recommended by such managing Underwriter; provided that if Common Stock is being offered for the account of Persons other than MOXY, then the proportion by which the amount of such Registrable Securities intended to be offered for the account of FRP is reduced shall not exceed the proportion by which the amount of such securities intended to be offered for the account of such other Persons is reduced.

          (d) Filings; Information. Whenever FRP requests that any Registrable Securities be registered pursuant to Section 4(a) hereof, MOXY will use its reasonable efforts to effect the registration of such Registrable Securities as promptly as is practicable, and in connection with any such request:

              (i) MOXY will as expeditiously as possible prepare and file with the SEC a registration statement on any form for which MOXY then qualifies and which counsel for MOXY shall deem appropriate and available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its reasonable efforts to cause such filed registration statement to become and remain effective for a period of not less than 120 days (or such shorter period which will terminate when all Registrable Securities covered by such registration statement have been sold); provided that if MOXY shall furnish to FRP a certificate signed by MOXY's Chief Executive Officer stating that in his good faith judgment it would be detrimental or otherwise disadvantageous to MOXY or its shareholders for such a registration statement to be filed as expeditiously as possible, MOXY shall have a period of not more than 120 days within which to file such registration statement measured from the date of MOXY's receipt of FRP's request for registration in accordance with Section 4(a) hereof.

              (ii) MOXY will, if requested, prior to filing such registration statement or any amendment or supplement thereto, furnish to FRP and each applicable managing Underwriter, if any, copies thereof, and thereafter furnish to FRP and each such Underwriter, if any, such number of copies of such registration statement, amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein) and the prospectus included in such registration statement (including each preliminary prospectus) as FRP or each such Underwriter may reasonably request in order to facilitate the sale of the Registrable Securities.

              (iii) After the filing of the registration statement, MOXY will promptly notify FRP of any stop order issued or, to MOXY's knowledge, threatened to be issued by the SEC and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

              (iv) MOXY will endeavor to qualify the Registrable Securities for offer and sale under such other securities or blue sky laws of such jurisdictions in the United States as FRP reasonably requests; provided that MOXY will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph 4(d)(iv), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

              (v) MOXY will as promptly as is practicable notify FRP, at any time when a prospectus relating to the sale of the Registrable Securities is required by law to be delivered in connection with sales by an Underwriter or dealer, of the occurrence of any event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and promptly make available to FRP and to the Underwriters any such supplement or amendment. FRP agrees that, upon receipt of any notice from MOXY of the occurrence of any event of the kind described in the preceding sentence, FRP will forthwith discontinue the offer and sale of Registrable Securities pursuant to the registration statement covering such Registrable Securities until receipt by FRP and the Underwriters of the copies of such supplemented or amended prospectus and, if so directed by MOXY, FRP will deliver to MOXY all copies, other than permanent file copies then in FRP's possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. In the event MOXY shall give such notice, MOXY shall extend the period during which such registration statement shall be maintained effective as provided in Section 4(d)(i) by the number of days during the period from and including the date of the giving of such notice to the date when MOXY shall make available to FRP such supplemented or amended prospectus.

              (vi) MOXY will enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the sale of such Registrable Securities.

              (vii) MOXY will furnish to FRP and to each Underwriter a signed counterpart, addressed to FRP or such Underwriter, of an opinion or opinions of counsel to MOXY and a comfort letter or comfort letters from MOXY's independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as FRP or the managing Underwriter reasonably requests.

              (viii) MOXY will make generally available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the SEC thereunder.

              (ix) MOXY will use its reasonable efforts to cause all such Registrable Securities to be listed on each securities exchange or over-the-counter market on which the Common Stock is then listed.

          MOXY may require FRP promptly to furnish in writing to MOXY such information regarding FRP, the plan of distribution of the Registrable Securities and other information as MOXY may from time to time reasonably request or as may be legally required in connection with such registration.

          (e) Registration Expenses. In connection with any Demand Registration or any Piggyback Registration, MOXY shall pay the following expenses incurred in connection with such registration: (i) filing fees with the SEC, (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) printing expenses, (iv) fees and expenses incurred in connection with the listing of the Registrable Securities, (v) fees and expenses of counsel and independent certified public accountants for MOXY and (vi) the reasonable fees and expenses of any additional experts retained by MOXY in connection with such registration. FRP shall pay any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities and any out-of-pocket expenses of FRP.

          (f) Indemnification by MOXY. MOXY agrees to indemnify and hold harmless FRP, its officers and directors, and each Person, if any, who controls FRP within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if MOXY shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information, relating to FRP or the plan of distribution furnished in writing to MOXY by or on behalf of FRP expressly for use therein; provided that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of FRP if a copy of the most current prospectus at the time of the delivery of the Registrable Securities was not provided to purchaser and such current prospectus would have cured the defect giving rise to such loss, claim, damage or liability. MOXY also agrees to indemnify any Underwriters of the Registrable Securities, their officers and directors and each person who controls such Underwriters on substantially the same basis as that of the indemnification of FRP provided in this subparagraph.

          (g) Indemnification by FRP. FRP agrees to indemnify and hold harmless MOXY, its officers and directors, and each Person, if any, who controls MOXY within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from MOXY to FRP, but only with reference to information relating to FRP or the plan of distribution furnished in writing by or on behalf of FRP expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus. FRP also agrees to indemnify and hold harmless any Underwriters of the Registrable Securities, their officers and directors and each person who controls such Underwriters on substantially the same basis as that of the indemnification of MOXY provided in this subparagraph.

          (h) Conduct of Indemnification Proceedings. In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to Section 4(f) or
Section 4(g), such Person (the "Indemnified Party") shall promptly notify the Person against whom such indemnity may be sought (the "Indemnifying Party") in writing and the Indemnifying Party shall have the right to assume the defense of such proceeding and retain counsel reasonably satisfactory to such Indemnified Party to represent such Indemnified Party and any others the Indemnifying Party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred.
In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.

          (i) Contribution. If the indemnification provided for in this Agreement is unavailable to an Indemnified Party in respect of any losses, claims, damages or liabilities referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by MOXY, FRP and the Underwriters from the offering of the securities, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of MOXY, FRP and the Underwriters in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by MOXY, FRP and the Underwriters shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by each of MOXY and FRP and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the prospectus, bear to the aggregate public offering price of the securities. The relative fault of MOXY, FRP and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          MOXY and FRP agree that it would not be just and equitable if contribution pursuant to this Section 4(i) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph.
The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4(i), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and FRP shall not be required to contribute any amount in excess of the amount by which the net proceeds of the offering (before deducting expenses) received by FRP exceeds the amount of any damages which FRP has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

          (j) Participation in Underwritten Registrations. No Person may participate in any underwritten registered offering contemplated hereunder unless such Person (a) agrees to sell its securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and these Registration Rights.

          (k) Rule 144. MOXY covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act and that it will take such further action as FRP may reasonably request to the extent required from time to time to enable FRP to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC. Upon the request of FRP, MOXY will deliver to FRP a written statement as to whether it has complied with such reporting requirements.

          (l) Holdback Agreements. FRP agrees not to offer, sell, contract to sell or otherwise dispose of any Registrable Securities, or any securities convertible into or exchangeable or exercisable for such securities, during the 14 days prior to, and during the 180-day period beginning on, the effective date of such registration statement other than (i) the Registrable Securities to be sold pursuant to such registration statement, and (ii) any shares of Common Stock sold upon the exercise of an option or warrant or the conversion of a security outstanding at such date.

     5.   Miscellaneous.

          (a) Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally or sent by certified or registered mail, postage prepaid, and shall be deemed to be given, dated and received when so delivered personally or, if mailed, three business days after the date of mailing to the following address or to such other address or addresses as such person may subsequently designate by notice given hereunder.

          If to MOXY, to:

               McMoRan Oil & Gas Co.
               1615 Poydras Street
               New Orleans, Louisiana 70112
               Attention:    Richard C. Adkerson, Co-Chairman of the Board and
                             Chief Executive Officer

          If to FRP, to

               Freeport-McMoRan Resource Partners, Limited Partnership
               1615 Poydras Street
               New Orleans, Louisiana 70112
               Attention:    Rene L. Latiolais, President and Chief Executive
                             Officer

Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

          (b) Termination. The respective covenants and agreements of MOXY and FRP contained in this Agreement will continue in full force and effect until the earliest to occur of any of the following: (i) the mutual written agreement of MOXY and FRP or (ii) at such time as FRP shall no longer be the Beneficial Owner of 10% or more of the outstanding Common Stock. Notwithstanding the termination of this Agreement, nothing contained herein shall relieve any party hereto from liability for breach of any of its covenants or agreements contained in this Agreement.

          (c) Waivers and Amendments; Noncontractual Remedies; Specific Performance. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by or on behalf of each party hereto or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising a right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude a further exercise thereof or the exercise of any other such right, power or privilege. MOXY and FRP agree that any breach by either of them of any provision of this Agreement would irreparably injure the other party and that money damages would be an inadequate remedy therefor. Accordingly, each of MOXY and FRP agrees that the other party shall be entitled to one or more injunctions enjoining any such breach and requiring specific performance of this Agreement and consents to the entry thereof.

          (d) Severability. If any provision of this Agreement or the applicability of any such provision to a person or circumstances shall be determined by any court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement or the application of such provision to persons or circumstances other than those for which it is so determined to be invalid and unenforceable, shall not be affected thereby, and each provision of this Agreement shall be valid and shall be enforced to the fullest extent permitted by law. To the extent permitted by applicable law, each party hereto hereby waives any provision or provisions of law which would otherwise render any provision of this Agreement invalid, illegal or unenforceable in any respect.

          (e) Counterparts. This Agreement may be executed by the parties hereto in separate counterparts and when so executed shall constitute one Agreement, notwithstanding that all parties are not signatories to the same counterpart.

          (f) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such state, without regard to the conflict of law rules of such state.

          (g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and assigns of the parties hereto; provided that the registration rights granted by MOXY in Section 4 may only be transferred to transferees who are the holder of 5% or more of the Registrable Securities.

     IN WITNESS WHEREOF, each party has caused this Agreement to be signed by its respective officers thereunto duly authorized, all as of the first date written above.

                                  McMoRan OIL & GAS CO.


                                  By: ___________________________________
                                             Richard C. Adkerson
                                          Co-Chairman of the Board
                                         and Chief Executive Officer

                                  FREEPORT-McMoRan RESOURCE PARTNERS,
                                  LIMITED PARTNERSHIP

                                  By: Freeport-McMoRan Inc., as Administrative Managing General Partner


                                  By: ___________________________________
                                              Rene L. Latiolais
                                                 President
                                         and Chief Executive Officer